Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated May 12, 2006, in this registration statement on Form S-1 to be filed on or about February  8, 2007, relating to our audits of the consolidated financial statements of Guardian Technologies International, Inc. and Subsidiaries as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005.  We also consent to the reference to our firm under the caption “EXPERTS.”

/S/ GOODMAN & COMPANY, LLP

Norfolk, Virginia

February 8, 2007